                                                                   Exhibit 10.11


                         PURCHASE AGREEMENT NO. 900000

     This Agreement is made this 15th day of May, 1995 between GE Medical Systems business including corporate affiliates worldwide ("Buyer") and CEMAX Inc. ("Seller").

     Whereas Buyer wishes to have Seller use its expertise to manufacture products for Buyer in accordance with the following requirements of Buyer:

     - Purchase Specification (2127534PSP, Revision 1, May 8, 1995) attached to this Agreement as Attachment A.

     Now therefore Seller and Buyer agree as follows:

1.   INTRODUCTION

     (a) SCOPE. This Agreement including all attachments states the terms on which Seller will sell to Buyer software applications and hardware interfaces ("Products") which will be manufactured in strict compliance with Attachment A. Buyer and Seller agree that Buyer will sell single monitor personal computer based products which may perform some of the functions of Products supplied by the Seller. The parties agree that those products are not part of this Agreement.

     (b) DOCUMENTS. If a conflict exists between this Agreement and its attachments, the order of precedence will be:

        1.   This Agreement
        2.   Attachment E (Proprietary Information & Confidentiality)
        3.   Attachment A (Purchase Specification)
        4.   Attachment C (Patent Indemnity)
        5.   Attachment D (Product(s) Cost and Lead Time)
        6.   Attachment F (Buyer's Standard Purchase Order)

     (c) CHANGES. The parties may modify this Agreement as it applies to a specific purchase order release as long as the modification is in writing and signed by both parties.

2.   TERM

     (a)  INITIAL TERM.  The term of this Agreement is from May 15, 1995 through
        [ *      * ].

     (b) EXTENSIONS. If Buyer and Seller mutually agree, this Agreement can be extended for 1 year periods. Buyer must notify Seller in writing of its intention to extend the term by January 31st, of any terminating year.

     (c) EXCLUSIVITY. If Seller meets the pricing, delivery, and quality requirements defined in this agreement and its attachments, Buyer agrees not to purchase Products, as defined in Attachment A, from a source
        other than the Seller until at least [*        *]. However, at any time
        during the term of this agreement, the Buyer retains the right to internally develop and sell a competing product.

3.   SPECIAL CONDITIONS

     (a)  Buyer and Seller agree to the terms of Attachment C, "Patent
        Indemnity".

     (b) Buyer and Seller agree to the terms of Attachment E, "Proprietary Information and Confidentiality" for the term of this agreement and three years after termination.

     (c) Buyer and Seller agree to the terms of Attachment D, "Product(s) Cost And Lead Time".

     (d) Seller acknowledges that Buyer and Seller are in the same business and that Buyer is capable of developing like Product(s). Seller agrees to hold Buyer harmless, if Buyer develops like Product(s), according to Attachment A, in the future.

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4.   PRICING

     (a) SOFTWARE. The prices include a paid-up worldwide license for Buyer and its customers to use in the operation, maintenance and repair of the Products any related software which is furnished to purchasers of the Products. Buyer and Seller agree that over time features will be added to Products and even though Seller's part numbers may change the pricing will be as defined in Attachment D.

        Seller agrees to implement a process within 2 weeks of signing this agreement which provides Buyer the capability of generating software licenses by remote log-in on a 24 hour basis.

        As new revisions of Products are developed by adding features and/or problem solutions, Seller agrees to provide those upgrades [ *
             * ] to Buyer for those Products which Buyer has purchased, in order for Buyer to implement a "Field Upgrade". Seller agrees to provide those upgrades using the same License Number which was originally issued.

     (b) COST REDUCTIONS. Buyer and Seller will have a goal to achieve reductions in Product cost by utilizing cost-effective design, lower cost components that use new technology, productivity improvements, and automation of the main manufacturing process.

5.   PRODUCT ROAD MAP AND FIELD UPGRADES

     (a) PRICING. Buyer and Seller agree that as Seller develops and issues additional revisions of Products pricing defined in Attachment D.

6.   PURCHASE ORDER RELEASES

     (a) CONTENTS. Purchase order releases for Products, spare parts and service tools may consist of hard copies of Attachment F, electronic messages as set forth in Article 15 or other written communications from Buyer which state specific delivery requirements. Specific delivery dates will be confirmed in writing by Seller. The releases will be processed as follows:

        (i) Buyer will issue individual purchase order releases which reference the number of this Agreement and state delivery dates and quantities to be released for delivery within the lead times specified in Attachment D. Regardless of form, every purchase order release will be deemed to include Buyer's Standard Conditions of Purchase located on Attachment F.

        (ii) The shipping documents prepared by Seller will reference the applicable purchase order release number. The return goods (RG) number will also be referenced on spare repairs.

        (iii) As Buyer's business requirements are further defined, it may change the quantities and delivery dates on individual purchase order releases without penalty as long as Buyer notifies Seller of the changes in accordance with the lead times specified on Attachments D.

        (iv) No individual purchase order release will be binding upon Seller unless and until accepted in writing by Seller, but such acceptance will not be unreasonably withheld.

7.   DOCUMENTATION

     (a) CUSTOMER COPIES. Seller will deliver two hard copies and two soft copies of User Manual and Service Manual containing necessary information for initial set-up and operation of the Product(s) with each product release. Seller agrees that Buyer will have the right to duplicate, microfiche, or electronically copy and/or modify in whole or part any documentation provided for the purpose of distribution to Buyer's customers and service personnel.

     (b) BUYER'S COPY. Seller will deliver to the Buyer [ ** ] copies of Field Diagnostics/Service Manuals to support maintenance which is limited to Field Replaceable Unit (FRU's).

     (c) REVISION CONTROL. Seller will maintain master documentation for all product manuals; Buyer may purchase additional copies of the User Manuals or Field Diagnostics/Service Manuals from the

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        Seller. If changes to any Manuals are required, Seller will update the master documentation and provide to the Buyer change pages in support of those manuals previously delivered, for which the changes apply.

8.   TRAINING

     For every [ ** ] Software Licenses purchased by Buyer, Seller agrees to provide one Service, applications, or "application train the trainer" class free of charge to buyer's personnel or customers. For every major software release, Seller agrees to provide one application training class to Buyer's personnel or customers. Training will be held at Seller's facility. Each class to accommodate a maximum of 6 students. Additional training sessions can be arranged at the expense of the Buyer. Travel costs for attendees will be at the responsibility of the Buyer.

9.   TESTING AND SERVICE CAPABILITY

     (a) TESTING. Testing Plans and procedures will be standardized based on Sellers manufacturing plan for test of the repaired product and spare items, consistent with best commercial practice.

     (b) DURATION. Seller will provide standard commercial support for [ ** ] years from the date of shipment of the last Product(s).

10. TRANSPORTATION

     Seller will make shipments according to the terms below for shipments from Seller's loading dock to Buyer's loading dock. Additional terms relating to transportation, insurance, risk of loss and title are contained in Attachment F.

     1) For all Product(s) less than 150 pounds, Seller will ship Federal Express using Buyers in-bound account number 0532-00109.

     2) For all Product(s) greater than 150 pounds, Seller will ship Burlington Express collect.

     3) For Product(s) requiring an "air-cushioned ride", Buyer and Seller will work together to arrange for such.

11. INVOICES/PAYMENT

     (a) CONTENTS. Seller's invoices will contain at least the purchase order release number, item number on the release, invoice quantity, unit of measure, unit price and total invoice amount.

     (b) PAYMENT. If an invoice is consistent with this Agreement, Buyer will settle the invoice within 30 calendar days after receiving both the proof of shipment and the invoice. Seller agrees to invoice once at the end of each month for the number of licenses Buyer ships during that month.

12. WARRANTY/REPAIR

     (a) TERMS. The terms of Seller's warranty for hardware purchases are [ ** ] months from installation at customer site or [ ** ] months from delivery, whichever is earliest.

     (b) NO NOTICE. Buyer may return in-warranty and out-of-warranty defective Products without providing advance notice to Seller.

     (c) FREIGHT/RISK OF LOSS. A defective item will be returned to Seller's facility or authorized service center with transportation charges paid by Seller. Risk of loss passes to Seller when the item is delivered to the carrier.

     (d) REPAIR. Unless Buyer elects to return a warranty item for credit only, Seller will test and repair or replace any returned defective item within 14 calendar days after receiving it or such shorter time

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CONFIDENTIAL TREATMENT REQUESTED
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        agreed on by Buyer and Seller. Items under warranty will be repaired at no cost to Buyer, and items out-of-warranty will be repaired at the prices listed in Attachment D.

     (e) CREDIT. Seller will promptly credit Buyer for any payment Buyer made for an item which becomes defective during the warranty period and is not repaired or replaced under warranty. Buyer may elect to take such credit on any open invoices of Seller.

13. PERFORMANCE MEASUREMENTS

     HARDWARE:

     (a)  PRODUCT QUALITY.  (i)   The quality goal for all Products is a
        rejection rate of [ * * ] parts per million [ *   * ]. This rate will be
        calculated monthly by Buyer for each Product received as one million multiplied by a quotient (1) whose numerator is the quantity of Product rejected due to any nonconformity with mutually agreed upon specifications and acceptance criteria and (2) whose denominator is the total quantity of a Product received by Buyer during a rolling 3 or 12 month period.

     (ii) If the rejection rate for a Product exceeds [ * * ] parts per million [ * * ], Seller will at Buyer's request submit a written corrective action plan which at a minimum contains an analysis of the first root cause(s) and specific actions taken or planned to correct the problem.

     (b)  DELIVERY.  (i)   The delivery goal for all Products is [ * * ] on-time
        delivery. This rate will be calculated periodically by Buyer as the number of deliveries during a rolling 3 month period which arrive at their destination point within 7 calendar days prior to the scheduled delivery date divided by the total number of deliveries during the same period.

        (ii) If on-time delivery falls below [ * * ] and the trend is negative, Buyer and Seller will hold discussions to develop a corrective action plan.

     SOFTWARE:

     (a) PRODUCT QUALITY. The quality goal for all software Product(s) and intermediate deliverables as identified in the Purchase Specification is zero defects.

     (b) For software that SELLER makes available to BUYER, SELLER commits to BUYER to support software with new releases, as needed, in order to respond to problem reports and bugs per Article 13, Paragraph C, of this Software section.

     (c) BUYER shall categorize reports of software problems into five severity levels as follows:

        1) Catastrophic and unrecoverable. No work-around. Causes total system failure or unrecoverable data loss. Example system crash or lost data.

        2) Seriously impaired function. Possible work-around. System is usable but use is unsatisfactory for clinical use. Example: can't use major product function.

        3) Non critical impaired function. Satisfactory work-around. Could be placed in clinical use if documented, but will cause some user dissatisfaction. Example: user data must be modified to work.

        4) Minor. Work-around exists, or if not, functional impairment is slight. Could be placed in clinical use. Most users would be unaware of impairment or would be slightly dissatisfied. Example: error messages aren't very clear.

        5) Very minor. Example: bad layout or misuse of grammar in documentation.

     (d) RELEASE FOR EVALUATION: For software Product(s), SELLER shall conduct a formal test process (hereinafter referred to as the "Quality Assurance" test) prior to release to BUYER for evaluation.

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        The content of the Quality Assurance test plan will be agreed upon by the Buyer and Seller. The Quality Assurance test shall be conducted entirely by SELLER's personnel, at SELLER's premises, but may be witnessed on request, by BUYER's personnel. To aid Seller in the design of its internal test process, Buyer agrees to provide to Seller the software test procedures Buyer uses to evaluate software purchased from Seller. Seller shall record all problems encountered during the Quality Assurance test and prioritize them for correction using the categories listed in Article 13.c.

        Seller agrees not to release a software Product to the Buyer for evaluation unless the results of its Quality Assurance test indicate there are no Severity 1 problems and a corrective action plan exists for Severity 2 problems.

     (e) QUALITY CRITERIA FOR SOFTWARE PRODUCTS RELEASED TO BUYER FOR EVALUATION. On receipt of Quality Assurance tested software Product, BUYER can at it's option conduct acceptance testing (hereinafter referred to as the "Beta" test), at BUYER's or BUYER's customers' sites, in order to qualify the Product(s) for acceptance. Any deficiencies noted during the Beta test shall be recorded and prioritized using the categories listed in Article 13.3. The Product release will be acceptable if Buyer's Beta test results in five (5) or fewer Severity 1 and 2 problems.

     (f) FINAL RELEASE FOR CUSTOMER SHIPMENT. Before release to Buyer for ongoing shipment to end use customers, SELLER shall conduct its Quality Assurance test prior to first shipment of the final version of the Product. Seller shall record all problems encountered during the Quality Assurance test and prioritize them for correction using the categories listed in Article 13.c.

        Seller agrees not to release a software Product to the Buyer for shipment to end use customers unless the results of its Quality Assurance test indicate there are no Severity 1 or 2 problems and a corrective action plan exists for Severity 3 through 5 problems.

     (g) QUALITY CRITERIA FOR SOFTWARE PRODUCTS RELEASED TO BUYER FOR SHIPMENT TO END USE CUSTOMERS. On receipt of Quality Assurance tested software Product, BUYER can at it's option conduct acceptance testing, at BUYER's or BUYER's customers' sites, in order to qualify the Product(s) for acceptance. Any deficiencies noted during this evaluation test shall be recorded and prioritized using the categories listed in Article 13.c. The Product release will be acceptable if Buyer's test results in zero
        (0) Severity 1 and 2 problems and a corrective action plan is received for Severity 3, 4, and 5 problems.

     (h) RESPONSE TO FIELD PROBLEMS: After Products have been released to end use customers for either Beta testing or as a final released product and problems are reported to the Seller, Seller agrees to the following corrective action protocol:

        SEVERITY 1 AND 2 PROBLEMS:  a corrective action plan within [ *   * ] of
        the problem report, a daily progress report and every reasonable effort made to resolve the issue and provide to BUYER a validated bug fix release as soon as possible.

        SEVERITY 3, 4 AND 5 PROBLEMS: a corrective action plan in accordance with BUYER's priorities, and to use its best efforts to eliminate all defects against Product(s) "Purchase Specification" by the date specified for each product release in Attachment A of this agreement or in a reasonable time frame.

     (i) PROBLEM REPORTING METHOD: BUYER and SELLER agree to use DDTS as the mutually agreed upon method for tracking and resolving software problems.

14. REGULATORY COMPLIANCE

     (a)  The Product(s) shall comply with applicable FDA and FCC regulations.

     (b)  Seller agrees to achieve ISO [ * * ] registration by [ *       * ] and
        maintain that registration on an ongoing basis.

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15. CHANGES IN PURCHASE SPECIFICATIONS

     (a) PROCESS. Buyer or Seller may propose changes in Attachment A by submitting proposed changes to the other party's contract manager. If Buyer is proposing the changes, it will identify those changes which it deems mandatory to make the Product(s) suitable for its use and Seller will respond in writing to Buyer's contract manager within 30 calendar days with the following information:

        (i)   Lead time required to implement proposed changes.

        (ii)  Impact of proposed changes on pricing of Product, parts and tools.

        (iii) Impact of proposed changes on scrap material and work in process.

        (iv) Non-recurring engineering charges to implement proposed changes.

     Within no more than 30 calendar days after Buyer receives Seller's response to Buyer's proposed changes or receives the changes proposed by Seller, the parties will begin negotiations to agree on the changes to Attachment A and any related changes to price and delivery schedules.

     (b) BUYER APPROVAL. After Buyer has accepted the first unit of Product, Seller may not make any engineering change to the Product affecting form, fit, function, reliability, serviceability, performance, functional interchange ability or interface capability without obtaining Buyer's written approval at least 60 calendar days before the change is implemented.

     (c) COST REDUCTION. If Buyer or Seller proposes a change which reduces Seller's costs of providing an item to Buyer, Buyer and Seller will negotiate a revised price on items incorporating the change, which will distribute the cost savings between Buyer and Seller.

16. ELECTRONIC DATA INTERCHANGE

     (a) ACCESS. Buyer may, at its sole discretion, permit Seller to have on-line access to designated computer systems of Buyer in order to facilitate Seller's ability to perform its obligations under this Agreement. If such access is granted, Seller will give Buyer the names of Seller's employees who will have access to Buyer's computer systems, and Buyer will provide a separate user identification code for each person. Seller will at its own expense provide and maintain any hardware, telecommunications services and software not furnished by Buyer which are needed to communicate reliably with Buyer's computer systems. Buyer may terminate Seller's access to Buyer's computer network at any time.

     (b) USE RESTRICTIONS. Seller will ensure that (i) computer access is limited to its employees with a legitimate business need, and (ii) its employees with access agree to keep any information so obtained strictly confidential, to use such information only to perform Seller's contract obligations to Buyer, and to cease accessing Buyer's computer systems when no longer requirement to perform work under this Agreement. Seller will promptly notify Buyer if it becomes aware of any unauthorized access to Buyer's computer systems or unauthorized use of the information on the systems.

     (c) LEGAL EFFECT. Any document properly transmitted by computer access will be considered a writing in connection with this Agreement. Electronic documents will be considered signed by a party if they contain an agreed upon electronic identification symbol or code. Electronic documents will be deemed received by a party when accessible by the recipient on the computer system.

17. TERMINATION

     (a)  MARKET CONDITIONS.  Buyer may cancel any open hardware purchase order
        release in whole or in part upon [ *             * ] written notice to
        Seller, if Buyer determines that its market for Products does not support the quantities it has ordered from Seller. Buyer may cancel any
        open software purchase order release in whole or in part [ *        * ].

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     (b)  SELLER'S BREACH.  If Seller materially breaches this Agreement in whole or in part, upon written notice to Seller, and if Seller fails to correct the breach within 90 calendar days after receiving notice, Buyer may then terminate this Agreement without liability except for the price of any items previously delivered and accepted by Buyer. A material breach includes without limitation failure to comply with Attachment A, the Quality Requirements specified in Article 13 of this agreement, or delivery schedules.

18. DISPUTE RESOLUTION

     If a dispute arises between the parties which cannot be resolved by negotiation, Buyer and Seller agree to participate in at least four hours of mediation before pursuing any other legal remedies such as commencing litigation. The mediation shall be conducted by the Milwaukee office of United States Arbitration & Mediation, Inc. or another mutually acceptable service with the costs of the mediator equally split by the parties. Mediation involves each side of a dispute sitting down with an impartial person to attempt to reach a voluntary settlement, with no formal court procedures or rules of evidence and with the mediator having no power to render a binding decision or force an agreement on the parties.

19. CONTRACT MANAGER/NOTICES

     (a) MANAGERS. Each party will appoint a contract manager as the point of contact for all matters relating to performance of this Agreement.

     (b) ADDRESSES. Any notice required under this Agreement will be sent by fax or first-class mail to:

    Buyer        GE Medical Systems
                 P.O. Box 414
                 Milwaukee, WI 53201
                 Attention: Greg Sinner, W-732
                 Fax: 414-544-3293
    Seller       CEMAX Inc.
                 47281 Mission Falls Ct.
                 Fremont, CA 94539
                 Attention: Bruce Olson
                 Fax: 510-770-8555

20. GENERAL MATTERS

     (a) The relationship between Buyer and Seller is that of independent contractors. Neither party will do anything which has the effect of creating an obligation by the other party to a third party. If one party breaches this commitment, it indemnifies the other party for all damages and costs the injured party incurs which arise from the breach.

     (b) Seller will not issue any press release, use any of Buyer's products or its name in promotional activity, or otherwise publicly announce or comment on this Agreement without Buyer's prior written consent.

     (c) This Agreement becomes effective when it is signed by an authorized representative of each party. It may later be modified only by a writing signed by the contract managers for both parties.

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

CEMAX Inc.                                       GENERAL ELECTRIC COMPANY
By                                               By
Title                                            Title
Date                                             Date
By                                               By
Title                                            Title
Date                                             Date

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

           (LOGO)G

      GE MEDICAL SYSTEMS                       WORKSTATIONS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                             GE COMPANY PROPRIETARY

                                   2127534PSP
                                  ATTACHMENT A
    ------------------------------------------------------------------------
                       WORKSTATION PURCHASE SPECIFICATION
                        FOR NETWORK PRODUCTS & SERVICES

                                                            Author: Sharon Works

                                                             Revision: Rev 1
                                                              Date: 8-May-95

- --------------------------------------------------------------------------------

- ----------
- --------------------------------------------------------------------------------
- ----------
- --------------------------------------------------------------------------------

DATE:                   8-May-95

REVISION NUMBER:        Rev 1

SOFTWARE RELEASE NUMBER:n/a

PERSON UPDATING
DOCUMENT:               Sharon Works

SOFTWARE SETS AFFECTED:

SECTIONS CHANGED:            BRIEF DESCRIPTION OF CHANGES:

     Section 1          INTRODUCTION
                        Referenced Purchase Agreement number

     Section 2.2.1      PORTABLE
                        Should be solaris 2.4 not 4.2

     Section 2.3.3.3    CAMERA SUPPORT
                        Shall support new Kodak and Dupont cameras for 14x17 Laser Film

     Section 2.10       PRODUCT ROADMAP
                        Updated schedule

     Section 2.10.2     RELEASE 1.3
                        Updated 1.3 content

DATE:                   8-May-95

REVISION NUMBER:        Rev 1

SOFTWARE RELEASE NUMBER:n/a

PERSON UPDATING
DOCUMENT:               Sharon Works

SOFTWARE SETS AFFECTED:

SECTIONS CHANGED:       BRIEF DESCRIPTION OF CHANGES:

Issues addressed in Vendor's Response; Exception List, Rev. 0.3.1, GE's Response to CEMAX Exception List Rev. 0.3.1 and new developments are addressed in the sections listed below

     Section 2.2.1      PORTABLE
                        Vendor will support [ * * ] display boards (single SBUS slots) for 1K and 2K monitors (based on availability).

     Section 2.2.3      LICENSE AND LICENSING PROCEDURE
                        License will be tied to Host ID and will be valid through release 2.99.

     Section 2.2.5      PERFORMANCE
                        Performance for release 1.0 will be measured against vendor's qualified configuration. Some performance specifications for release [ ** ] are defined.

     Section 2.3.1.1.1  DISPLAY FUNCTIONALITY
                        The set criteria for auto delete is first in first out.

     Section 2.3.1.1.3  DICOM 3.0 CONFORMANCE
                        Release 1.0 will support Merge [ ** ] protocol. Postpone support of Merge [ ** ] box until [ ** ]. Remove request for DICOM 3.0 Q/R SCP.

     Section 2.3.2.1    DISPLAY FUNCTIONALITY
                        The set criteria for auto delete is first in first out.

     Section 2.3.2.3    DICOM 3.0 CONFORMANCE
                        Release 1.0 will support Merge [ ** ] protocol. Postpone support of Merge [ ** ] box until 1.x. Remove request for DICOM 3.0 Q/R SCP.

     Section 2.3.3.1    FILMING FUNCTIONALITY
                        Moved list of Camera/Auxiliary Device to section 2.3.3.3 Camera Support.

     Section 2.3.3.2    CAMERA SUPPORT (NEW SECTION)
                        Updated list to include DuPont cameras and new 3M camera Removed Agfa and Konica cameras from list. Added request for camera validation and configuration information. Added procedure to validate unvalidated cameras in "clinical" environment.

     Section 2.4.1      SERVICE TOOLS
                        Added note that this will be revisited and addressed in release [ ** ].

     Section 2.4.2      SERVICE SUPPORT
                        Added detail to the level of Service Support expected.

     Section 2.5.1      REGULATORY APPROVALS AND PROCESS REQUIREMENTS

                        Vendor shall receive ISO [ * * ] certification by [ *
                           * ] GE will upon request make information
                        pertaining to how certain standards apply to vendor.

     Section 2.5.2      HARDWARE DESIGN REQUIREMENTS
                        Per conversation between Safety and Regulatory and vendor, nothing needed to be changed.

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     Section 2.5.3.1    OPERATOR INTERFACE
                        Localization will be supported in release [*]. Details discussed in section [ ** ] Release [*].

     Section 2.5.3.2    CLINICAL MEASUREMENTS AND CALCULATIONS
                        Analytic tools; only 2D measurement and 2D angle will be supported in version [*].

     Section 2.5.3.3    PATIENT FILE MANAGEMENT
                        Unsuccessful transfers are indicated no successful transfers.

     Section 2.5.4      REFERENCED DOCUMENTATION AND STANDARDS
                        Documents shall be available upon request.

     Section 2.7.1      FDA, GMP, ISO 9000 DOCUMENTATION
                        ISO 9000 documentation shall be provided to GE by
                        [ *         * ].

     Section 2.7.2      SERVICE DOCUMENTATION
                        Added statement that documentation shall be based on vendor's standard configuration.

     Section 2.7.2.1    REQUIRED DOCUMENTATION CONTENT
                        Added statement "if applicable".

     Section 2.7.2.3    OTHER REQUIREMENTS
                        Documentation shall be in FrameMaker 4.0 or greater.

     Section 2.7.3      OPERATOR'S MANUAL
                        Added statement that documentation shall be based on vendor's standard configuration.

     Section 2.7.3.1    REQUIRED DOCUMENTATION CONTENT
                        Added statement "if applicable".

     Section 2.10       PRODUCT ROADMAP
                        Schedule includes a quick follow on release (release 1.x) to release 1.0 and dates for alpha, beta, and fcs releases of [*].

     Section 2.10.2     RELEASE 1.X (NEW SECTION)
                        Added features for release 1.x [ *        * ].

     Section 2.10.2     RELEASE 2.0 (CHANGED TO SECTION 2.10.3)
                        Section 2.10.2 is now Release [*].

     Section 2.10.3     RELEASE 2.0 (FORMER SECTION 2.10.2)
                        Items have been added and subtracted from release [*].

     Section 2.10.4     RELEASE X.X (FORMER SECTION 2.10.3)

     Section 4.4        WARRANTY
                        References the Purchase agreement document.

                                  OPEN ISSUES:

SECTION:     PERSON RESP:     RESOLUTION DATE:            BRIEF DESCRIPTION OF ISSUE:
- --------     ------------     ----------------     -----------------------------------------
2.10         Sharon Works       4/7/95             Agree on Schedule and release of contents

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CONFIDENTIAL TREATMENT REQUESTED